                                                                    EXHIBIT 99.2

                                DTM CORPORATION
                        NOTICE OF GRANT OF STOCK OPTION
                        -------------------------------

          Notice is hereby given of the following option grant (the "Option") to purchase shares of the Common Stock of DTM Corporation (the "Corporation"):

          Optionee:
          --------  ------------------------------------------------------------

          Grant Date:
          ----------  ----------------------------------------------------------

          Vesting Commencement Date:
          -------------------------  -------------------------------------------

          Exercise Price: $                                            per share
          --------------   -------------------------------------------

          Number of Option Shares:                                        shares
          -----------------------  --------------------------------------

          Expiration Date:
          ---------------  -----------------------------------------------------

          Type of Option:         Incentive Stock Option
          --------------   ------

                                  Non-Statutory Stock Option
                           ------

          Exercise Schedule:  The Option Shares shall become exercisable in a
          -----------------
          series of installments over the three (3)-year period of Optionee's Service measured from and after the Vesting Commencement Date in accordance with the following schedule:

                                            Number of Option       Percentage of Total Option
                                            Shares To Become            Shares To Become
                     Date                     Exercisable                 Exercisable
          --------------------------    -----------------------    --------------------------
          [First Anniversary of               _____ shares                    35%
          Vesting Commencement Date]

          [Second Anniversary of        additional _____ shares          additional 35%
          Vesting Commencement Date]

          [Third Anniversary of         additional _____ shares          additional 30%
          Vesting Commencement Date]

          In no event shall the Option become exercisable for any additional Option Shares after Optionee's cessation of Service.

          Optionee understands and agrees that the Option is granted subject to and in accordance with the terms of the DTM Corporation 1999 Stock Incentive Plan (the "Plan"). Optionee further agrees to be bound by the terms of the Plan and the terms of the Option as set forth in the Stock Option Agreement attached hereto as Exhibit A. A copy of the Plan is available upon request made to the
          ---------
Corporate Secretary at the Corporation's principal offices.

          No Employment or Service Contract.  Nothing in this Notice or in the
          ---------------------------------
attached Stock Option Agreement or in the Plan shall confer upon Optionee any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Corporation (or any Parent or Subsidiary employing or retaining Optionee) or of Optionee, which rights are hereby expressly reserved by each, to terminate Optionee's Service at any time for any reason, with or without cause.

          Definitions.  All capitalized terms in this Notice shall have the
          -----------
meaning assigned to them in this Notice or in the attached Stock Option
Agreement.

DATED:_______________________, 199 ___

                              DTM CORPORATION

                              By:
                                 ---------------------------------------------

                              Title:
                                    ------------------------------------------


                              ------------------------------------------------
                              OPTIONEE

                              Address:
                                      ----------------------------------------

                              ------------------------------------------------

ATTACHMENT
----------
Exhibit A - Stock Option Agreement

                                       2.

                                   EXHIBIT A
                                   ---------

                             STOCK OPTION AGREEMENT
                             ----------------------